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                                                                       EXHIBIT 5

                                                                January 29, 1997

Swift Transportation Co., Inc.
2200 South 75th Avenue
Phoenix, Arizona 85043

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale of up to 90,000 shares of Common Stock of Swift Transportation Co., Inc. (the "Company") we are of the opinion that the shares being sold by the Selling Stockholder are legally issued, fully paid and nonassessable.

     In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

          1. The genuineness of all signatures and the authenticity of documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

          2. The accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

          3. The accuracy and completeness of Company records.

     The opinions expressed herein are limited solely to the General Corporation Law of the State of Nevada. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and can assume no responsibility for the applicability of any such laws or principles.

     The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                          Very truly yours,

                                          SNELL & WILMER L.L.P.